UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2008 (December 9, 2008)

FREESCALE SEMICONDUCTOR, INC.

(Exact name of registrant as specified in charter)

Delaware	001-32241	20-0443182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6501 William Cannon Drive West, Austin, Texas 78735

(Address of principal executive offices, including zip code)

(512) 895-2000

(Registrant’s telephone number, including area code)

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Paul Grimme

(e) Paul Grimme, Freescale’s former Senior Vice President and General Manager of the Microcontrollers Solutions Group, resigned effective as of September 5, 2008. On December 9, 2008, Freescale entered into a Separation and Release Agreement (the “Grimme Agreement”) with Mr. Grimme, setting forth the terms of Mr. Grimme’s separation from Freescale and its affiliates.

The Grimme Agreement provides that, subject to certain conditions, Freescale will provide Mr. Grimme with the following payments and benefits: (1) a lump sum cash payment of $1.225 million on or before December 30, 2008; (2) an extension of the exercise period for certain stock options held by Mr. Grimme until November 30, 2010, or ten days after Freescale’s 2010 annual valuation; and (3) certain continued benefits for a period of 2.5 years from September 6, 2008.

Mr. Grimme also entered into a Consulting Services Agreement attached as Exhibit A to the Grimme Agreement. The Consulting Services Agreement provides for a payment to Mr. Grimme of $525,000 on or before December 30, 2008 in exchange for consulting services requested by certain Freescale executives.

The Grimme Agreement also includes (1) a release by Mr. Grimme of any claims, (2) obligations under covenants providing for continued assistance with certain matters, (3) non-competition and non-solicitation covenants, and (4) an obligation to repay the $1.225 million payment if Mr. Grimme breaches any of his material obligations under the Grimme Agreement. However, Freescale retains the obligation to provide gross up payments for excise taxes on change in control payments received by Mr. Grimme and the amount of any such payments will be included in Freescale’s Annual Report on Form 10-K.

A copy of the Grimme Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Sandeep Chennakeshu

(b) On December 9, 2008, Freescale entered into a Separation and Release Agreement (the “Chennakeshu Agreement”) with Sandeep Chennakeshu, Senior Vice President, Chief Development Officer of Freescale. Under the terms of the Chennakeshu Agreement, Dr. Chennakeshu has chosen to resign from Freescale effective as of December 19, 2008.

(e) As described above, Freescale entered into the Chennakeshu Agreement on December 9, 2008, setting forth the terms of Dr. Chennakeshu’s separation from Freescale and its affiliates. Under the Chennakeshu Agreement, Dr. Chennakeshu will resign from his position as an officer of Freescale effective December 19, 2008 (the “Separation Date”). Freescale will continue to pay Dr. Chennakeshu at his current rate of base salary and will continue his benefits and perquisites through the Separation Date.

The Chennakeshu Agreement further provides that, subject to certain conditions, Freescale will provide Dr. Chennakeshu with the following payments and benefits: (1) a lump sum cash payment of $54,307 for accrued but untaken paid time off, (2) a lump sum cash payment of

$1.2 million, (3) certain continued benefits for a period of one year after the Separation Date, and (4) a confirmation that, as of the Separation Date, Dr. Chennakeshu will be vested in 15,237.39 Class B Limited Partnership Units in Freescale Holdings LP, the parent entity of Freescale. All cash payments will be made within 30 days after the Separation Date.

The Chennakeshu Agreement also includes (1) a release by Dr. Chennakeshu of any claims, (2) obligations under covenants providing for continued assistance with certain matters, (3) non-solicitation covenants, and (4) a waiver by Freescale of Dr. Chennakeshu’s covenants not to compete.

A copy of the Chennakeshu Agreement is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference in its entirety.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Separation and Release Agreement, dated December 9, 2008, by and between Freescale and Paul Grimme.

10.2	Separation and Release Agreement, dated December 9, 2008, by and between Freescale and Sandeep Chennakeshu.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESCALE SEMICONDUCTOR, INC.

By:	/s/ Dathan C. Voelter
Name:	Dathan C. Voelter
Title:	Assistant Secretary

Date: December 9, 2008

Exhibit Index

Exhibit Number	Description
10.1	Separation and Release Agreement, dated December 9, 2008, by and between Freescale and Paul Grimme.

10.2	Separation and Release Agreement, dated December 9, 2008 by and between Freescale and Sandeep Chennakeshu.